UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    Form 8-K
                                 Current Report

                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934

Date of Report:                                   Commission File Number
August 27, 1997                                           1-8319


                            GATX CAPITAL CORPORATION


Incorporated in the                       IRS Employer Identification Number
 State of Delaware                                      94-1661392

                            Four Embarcadero Center
                            San Francisco, CA 94111
                                 (415) 955-3200



Item 5.   Other Events

The following  press release was issued on August 21, 1997:

     GATX Capital today entered into agreements to invest in a $1.2 billion portfolio of leased assets currently owned by Pitney Bowes Financial Services. GATX Capital is the financial services unit of GATX Corporation (NYSE:GMT).

     Under the terms of the agreements, GATX Capital's total cash investment will be approximately $460 million. This investment includes a direct purchase of assets from Pitney Bowes, as well as an equity investment in a limited liability company to be owned jointly by GATX Capital and Pitney Bowes. This limited liability company, with almost $1 billion in assets, will be capitalized with nearly $200 million of equity from each of the partners, as well as approximately $600 million of nonrecourse debt.

     According to Joseph C. Lane, president and CEO of GATX Capital, "This transaction with Pitney Bowes will represent the largest single investment in our history. GATX Capital's investment in these high quality assets which are on lease primarily to investment grade credits, provides us with additional portfolio diversification, attractive risk-adjusted returns, and a growing investment base. In addition, this transaction demonstrates GATX Capital's continued strategy of growth through joint ventures and further evidences our success in lease portfolio acquisitions. By combining each company's respective strengths and core business activities, this transaction allows both GATX and Pitney Bowes to maximize their companies' shareholder value."

     Pitney Bowes' chairman and CEO, Michael J. Critelli said, "The signing of the GATX Capital agreement unveils our latest actions to maximize the return on our stockholders' investment in Pitney Bowes. The transaction with GATX Capital will maximize the cash return on the assets, while also significantly reducing our large-ticket external finance portfolio and related debt."

     GATX Capital, a wholly-owned subsidiary of GATX Corporation, is a diversified international financial services company which provides asset-based financing for transportation, industrial and information technology equipment. GATX Capital's owned and managed portfolios consist of assets whose original cost exceeds $10 billion. GATX Corporation provides service-enhanced assets primarily used to help its customers transport, store or distribute their products and information.

     Pitney Bowes Financial Services provides leasing and financing services to help businesses - ranging from small to large - acquire Pitney Bowes and other mission critical equipment and services while preserving cash flow. Pitney Bowes, Inc. (NYSE:PBI) is a premier provider of products and services that support preparation and management of documents, packages and other messages in physical or electronic form.


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Signatures
----------
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    GATX CAPITAL CORPORATION


                                    /s/ Michael E. Cromar
                                    ---------------------
                                      Michael E. Cromar
                                     Vice President and
                                   Chief Financial Officer



August 27, 1997



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